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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549


                            FORM 8-K

                         CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

                       NOVEMBER 16, 2000
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                   SABRE HOLDINGS CORPORATION
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      DELAWARE                1-12175          75-2662240
   (STATE OR OTHER      (COMMISSION FILE NO.) (IRS EMPLOYER
JURISDICTION OF INCORPORATION)               IDENTIFICATION NO.)



                     4255 AMON CARTER BLVD.
                    FORT WORTH, TEXAS 76155
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 963-6400







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ITEM 9.        REGULATION FD DISCLOSURE.

     On November 16, 2000, Registrant will distribute "The Edge" to the public and the investment community. The Edge is a periodic newsletter designed to provide updates regarding events and developments affecting the Registrant, as well as the company's revenue and earnings outlook. The current edition of The Edge will be available on the "Investor Relations" section of Registrant's Web site at www.sabre.com beginning on November 16. The November 2000 issue of The Edge addresses the following topics: news about the Registrant's November 2 Analyst/Investor Conference, news about the Registrant's recently completed acquisitions and Internet transactions, news about certain contracts for reservations applications services, news about the Registrant's Web hosting and development business, and other news. The November 2000 issue of The Edge also summarizes financial highlights for the third quarter of 2000, and discusses management's outlook for the fourth quarter of 2000 and for the full year 2001.



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                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SABRE HOLDINGS CORPORATION


                            By:  /s/ James F. Brashear
                            Name: James F. Brashear
                            Title: Corporate Secretary

Date: November 16, 2000